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                                                                   EXHIBIT 10.12


                  AMENDMENT NO. 1 TO THE INDEMNITY AGREEMENT


     THIS AMENDMENT NO. 1 ("Amendment No. 1") to the Indemnity Agreement dated as of May 28, 1999, between Heilig-Meyers Company, a Virginia corporation ("Seller"), Bain Capital, Inc., a Delaware corporation ("Bain") and MD Acquisition Corporation, a Virginia corporation ("Buyer") is entered into as of July 29, 1999.

     The parties desire to amend the Agreement and hereby agree as follows:

     1. Section B of the Recitals to the Agreement is deleted in its entirety and the following inserted in lieu thereof:

          "B. Bain has arranged for part of its financing for the Merger and the transactions contemplated by the Transaction Agreement under Commitment Letters attached to the Transaction Agreement as
               Schedule 2.2(f) (the "Commitment Letters"). Oldco and the Companies will collectively borrow and certain providers of the financing will lend to Oldco and the Companies as described in the Commitment Letters, Oldco will cause and Mattress Discounters will issue and sell senior subordinated notes, and Chase Securities Inc. may sell or purchase non-cash pay notes, preferred securities or other mezzanine securities, all such financing as described in the Commitment Letters together with [associated warrants to acquire capital stock of Oldco] (including any offering document registration statement, prospectus or other document in connection therewith) (the "Debt Offering"). In the event senior notes of Mattress Discounters are offered in lieu of senior subordinated notes, the definition of Debt Offering shall be deemed to include such senior notes. Bain desires to take all steps necessary with respect to the Debt Offering prior to the Merger so that the closing of the Debt Offering will occur at or about the Effective Time."

     2. Except as expressly set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

     3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.

     4. This Amendment shall be governed by and construed in accordance with its laws of the Commonwealth of Virginia without regard to the conflict of laws rules thereof.

     5. This Amendment shall be effective as of July 29, 1999.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                              Buyer:
                              -----

                              MD Acquisition Corporation,
                              a Virginia corporation

                              By: /s/ Michael A. Krupka
                              ------------------------------
                              Michael A. Krupka
                              Vice President

                              Bain:
                              ----

                              Bain Capital, Inc.
                              a Delaware corporation


                              By: /s/ Michael A. Krupka
                              ------------------------------
                              Michael A. Krupka
                              Vice President

                              Seller:
                              ------

                              Heilig-Meyers Company,
                              a Virginia corporation


                              By: /s/ Roy B. Goodman
                              ------------------------------
                              Roy B. Goodman
                              Executive Vice President